EXHIBIT 3.2






















                                     BYLAWS


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                           BIOQUEST INTERNATIONAL INC.

                                     BYLAWS


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                                TABLE OF CONTENTS                           Page
                               ------------------
  ARTICLE I        OFFICES.....................................................1
       Section 1.   Principal Office  .........................................1
       Section 2.   Registered Office in State of Incorporation ...............1
       Section 3.   Other Offices .............................................1
  ARTICLE II       CORPORATE SEAL..............................................1
  ARTICLE III      STOCKHOLDERS' MEETINGS......................................1
       Section 1.   Stockholders' Meetings.....................................1
       Section 2.   Annual Meetings............................................1
       Section 3.   Election of Directors......................................1
       Section 4.   Special Meetings...........................................1
       Section 5.   Quorum.....................................................2
       Section 6.   Proxies....................................................2
       Section 7.   Joint Owners of Stock......................................2
       Section 8.   List of Stockholders.......................................2
       Section 9.   Notice of Meetings.........................................2
       Section 10. Consent in Lieu of Meetings.................................3
       Section 11. Organization................................................3
  ARTICLE IV     DIRECTORS.....................................................3
       Section 1.   Number and Term of Office..................................3
       Section 2.   Power......................................................3
       Section 3.   Regular Meetings...........................................3
       Section 4.   Quorum.....................................................4
       Section 5.   Vacancies..................................................4
       Section 6.   Resignations Effective at Future Date......................4
       Section 7.   Removal....................................................5
       Section 8.   Action Without Meeting.....................................5
       Section 9.   Fees and Compensation......................................5
       Section 10. Committees..................................................5
       Section 11. Organization................................................5
  ARTICLE V       OFFICERS.....................................................5
       Section 1.   Officers Designated and Salaries...........................5
       Section 2.   Term of Office.............................................5
       Section 3.   Chairman...................................................5
       Section 4.   President and Chief Executive Officer......................6
       Section 5.   Secretary..................................................6
       Section 6.   Chief Financial Officer....................................6
       Section 7.   Delegation of Authority....................................6
       Section 8.   Resignation................................................6
       Section 9.   Removal....................................................6
  ARTICLE VI     CORPORATE RECORDS.............................................6
  ARTICLE VII    STOCK CERTIFICATES, DIVIDENDS.................................7
       Section 1.   Recording of Stock Certificates............................7
       Section 2.   Transfers..................................................7
       Section 3.   Lost Certificate...........................................7
       Section 4.   Record Date................................................7
       Section 5.   Voting of Securities.......................................7
       Section 6.   Other Corporate Instruments................................7
       Section 7.   Execution of Other Securities..............................7
       Section 8.   Dividends..................................................8
       Section 9.   Reserves...................................................8
  ARTICLE VIII   INDEMNIFICATION...............................................8
  ARTICLE IX     NOTICES......................................................10
  ARTICLE X      AMENDMENTS...................................................11
  ARTICLE XI     LOANS TO OFFICERS............................................12


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                                     BYLAWS
                         OF BIOQUEST INTERNATIONAL INC.
                            (A VIRGINIA CORPORATION)

                                    ARTICLE I

                                     OFFICES

         Section 1. Principal Office. The principal place of business of the Corporation shall be at 11217 Silverleaf Dr., Fairfax, Virginia 22039. The telephone number of the Corporation at this address shall be (703) 764-4464.

         Section 2. Registered Office in State of Incorporation. The name and address of the agent for service of process of the Corporation in the State of Virginia shall be Peter J. Ewens, located at 11217 Silverleaf Dr., Fairfax, Virginia 22039. The telephone number of the registered agent shall be (703) 764-4464.

         Section 3. Other Offices. The corporation may also have or maintain an offices at such other places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                   ARTICLE II

                                 CORPORATE SEAL

         The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, State - Virginia." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE III

                             STOCKHOLDERS' MEETINGS

         Section 1. Stockholders' Meetings. Meetings of stockholders shall be held at the principal office of the corporation, as provided in Article I
Section I, or at such place, either within or outside of Virginia, as may be selected from time to time by the Board of Directors.

         Section 2. Annual Meetings. The annual meeting of the stockholders shall be held on such date and time as elected by the Board of Directors, when they shall elect a Board of Directors and transact such other business to be considered by the stockholders as may properly be brought before the meeting by stockholders: (i) pursuant to the corporation's notice of meeting to stockholders, (ii) by or at the direction of the Board of Directors; (iii) by any stockholder of the corporation who was a stockholder of record, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this paragraph.

         Section 3. Election of Directors. Elections of the Directors of the corporation shall be by written ballot.

         Section 4. Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board of Directors, or the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized Directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), or stockholders entitled to cast at least fifty percent of the votes which all stockholders are entitled to cast at the particular meeting. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than 60 days after receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so. Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto, unless all stockholders entitled to vote are present and consent. Written notice of a special meeting of stockholders stating the time and place and object thereof, shall be given to each stockholder entitled to vote thereat at least 10 days before such meeting, unless a greater period of notice is required by statute in a particular case.

         Section 5. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         Section 6. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. All proxies shall be filed with the Secretary of the meeting before being voted upon.

         Section 7. Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally.

         Section 8. List of Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. No share of stock upon which any installment is due and unpaid shall be voted at any meeting. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 9. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, written notice of any meeting shall be given not less than five nor more than fifteen days before the date of the meeting to each stockholder entitled to vote at such meeting.

         Section 10. Consent in Lieu of Meetings. Any action required to be taken at any annual or special meeting of stockholders or a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         Section 11.  Organization.

                  (a) Secretary of Meetings. At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy. shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

                  (b) Rules of Meetings. The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate, or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of tile meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

                                   ARTICLE IV

                                    DIRECTORS

         Section 1. Number and Term of Office. The business and affairs of this corporation shall be managed by its Board of Directors, and the number of Directors fixed by the Board of Directors from time to time. The Directors need not be residents of the state of Virginia or stockholders in the corporation. They shall be elected by the stockholders at the annual meeting of stockholders of the corporation, and each Director shall be elected for the term of one year, and until his successor shall be elected and shall qualify or until his earlier resignation or removal.

         Section 2. Power. The powers of the corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by stature or by the Certificate of Incorporation.

         Section 3.

         (a) Regular Meetings. Regular meetings of the Board shall be held without notice, at least quarterly, at the registered office of the corporation, or at such other time and place as shall be determined by the Board.

         (b) Special Meetings. Special Meetings of the Board may be called by the Chairman on 10 days notice to each Director, either personally or by mail, fax or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the Directors in office.

         (c) Telephone Meetings. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

         (d) Notice of Meetings. Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting, or sent in writing to each Director by first class mail, postage prepaid, at least three
(3) days before the date of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any Director by attendance thereat, except when the Director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         (e) Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the Directors not present shall sign a written waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

         Section 4. Quorum. A majority of the total number of Directors shall constitute a quorum for the transaction of business.

         Section 5. Vacancies. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although not less than a quorum, or by a sole remaining Director. If at any time, by reason of death or resignation or other cause, the corporation should have no Directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of stockholder, may call a special meeting of stockholders in accordance with the provisions of these Bylaws.

         Section 6. Resignations Effective at Future Date. Any Director may resign at any time by delivering his resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, or at the pleasure of the Board of Directors. When one or more Directors shall resign from the Board, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director shall so hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified.

         Section 7. Removal. Subject to any limitations imposed by applicable law, the Board of Directors or any Director may be removed from office at any time (i) with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of voting stock of the corporation entitled to vote an election of Directors, (ii) with cause by the affirmative vote of a majority of the Board of Directors, or (iii) without cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of voting stock of the corporation, entitled to vote at an election of Directors.

         Section 8. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         Section 9. Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefore.

         Section 10. Committees. The Board of Directors, by resolution, may designate from among its members an executive committee and other committee, each consisting of two or more Directors. Each committee will serve at the pleasure of the Board of Directors. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any Director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting, and upon the giving of written notice to all members of The Board of Directors of the time and place of special meeting. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any Director by attendance there at, except when the Director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

         Section 11. Organization. At every meeting of the Directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or if the President is absent, the most senior Vice President, (if a Director) or, in the absence of any such person, a chairman of the meeting chosen by a majority of the Directors present, shall preside over the meeting. The Secretary or in his absence, any Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

                                    ARTICLE V

                                    OFFICERS

         Section 1. Officers Designated and Salaries. The executive officers of the corporation shall include, if and when designated by the Directors, the Chairman of the Board of Directors, the President and Chief Executive Officer, Secretary and Chief Financial Officer. The Board of Directors may also choose a one or more Vice Presidents and such other officers as it shall deem necessary. Any number of offices may be held by the same person. Salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

         Section 2. Term of Office. The officers of the corporation shall hold office for one year and until their successors are chosen and have qualified. Any officer or agent elected or appointed by the Board may be removed by the Board of Directors whenever in its judgment the best interest of the corporation will be served thereby.

         Section 3. Chairman. The Chairman shall preside at all meetings of the stockholders and Directors; he shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the Directors to delegate any specific powers, except such as may be by statute exclusively conferred on the Chairman, to any other officer or officers of the corporation. He shall execute bonds and other contracts requiring a seal, under the seal of the corporation. He shall be EX-OFFICIO a member of all committees. If there is no President and Chief Executive Officer, then the Chairman of the Board of Directors shall also serve as the President and Chief Executive Officer of the corporation and shall have all powers and duties prescribed therewith.

         Section 4. President and Chief Executive Officer. The President shall attend all sessions of the Board. The President shall be the Chief Executive Officer of the corporation; he shall have general and active management of the business of the corporation, subject, however, to the right of the Directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the corporation. He shall have the general power and duties of supervision and management usually vested in the office of President of a corporation.

         Section 5. Secretary. The Secretary shall attend all sessions of the Board and all meetings at the stockholders and act as clerk thereof, and record all the votes of the corporation and the minutes of all its transactions in a book to be kept for that purpose, and shall perform like duties for all committees of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, and under whose supervision he shall be. He shall keep in safe custody the corporate seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it.

         Section 6. Chief Financial Officer. The Chief Financial Officer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall keep the moneys of the corporation in separate account to the credit of the corporation. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Chief Financial Officer and of the financial condition of the corporation.

         Section 7. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision thereof.

         Section 8. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

         Section 9. Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the Directors in office at the time, or by the unanimous written consent of the Directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

                                   ARTICLE VI

                         INSPECTION OF CORPORATE RECORDS

         Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the States of Virginia, or at its principal place of business.


                                   ARTICLE VII

                          STOCK CERTIFICATES, DIVIDENDS

         Section 1. Recording of Stock Certificates. The stock certificates of the corporation shall be numbered and registered in the share ledger and transfer books of the corporation as they are issued. They shall bear the corporate seal and shall be signed by the President.

         Section 2. Transfers. Transfers of shares shall be made on the books of the corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with law.

         Section 3. Lost Certificate. The corporation may issue a new certificate of stock in the place of any certificate theretofore signed by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         Section 4. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or the express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 10 nor less than 60 days before the date of such meeting, nor more than 10 days prior to any other action. If no record date is fixed: (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given,-- or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. (d) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 5. Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

         Section 6. Other Corporate Instruments. All checks and drafts drawn on banks or other depositories on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do. Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         Section 7. Execution of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 1 of this Article), may be signed by the Chairman of the Board of Directors, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer; provided however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and arresting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Chief Financial Officer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

         Section 8. Dividends. The Board of Directors may declare and pay dividends upon the outstanding shares of the corporation from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by the statute and the Certificate of Incorporation and in accordance with the laws of the State of Virginia.

         Section 9. Reserves. Before payment of any dividend there may be set aside out of the net profits of the corporation such sum or sums as the Directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors shall think conducive to the interests of the corporation, and the Directors may abolish any such reserve in the manner in which it was created.

                                  ARTICLE VIII

                                 INDEMNIFICATION


                Section 1. Directors and Officers. The corporation shall indemnify its Directors and officers to the fullest extent not prohibited by the laws of the Commonwealth of Virginia or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its Directors and officers; and, provided, further, that the corporation shall not be required to indemnify any Director or officer in connection with any proceeding (or plan thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation,
(iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under Code of Virginia or any other applicable law or (iv) such indemnification is required to be made under subsection (d).

            Section 2. Employees and Other Agents. The corporation shall have power to indemnify its employees and other agents as set forth in the Code of Virginia or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person to such officers or other persons as the Board of Directors shall determine.

            Section 3. Expenses. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director or officer, of the corporation, or is or was serving at the request of the corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition or file proceeding, promptly following request therefore, all expenses incurred by any Director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.

           Section 4. Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to Directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the Director or officer. Any right to indemnification or advances granted by this Bylaw to a Director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety
(90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Code of Virginia or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a Director of the corporation) for advances, the corporation shall he entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to he in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Code of Virginia or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a Director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the Director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the corporation.

           Section 5. Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its Directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Code of Virginia or any other applicable law.

           Section 6. Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a Director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

           Section 7. Insurance. To the fullest extent pertained by the Code of Virginia, the corporation or any other applicable law, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

           Section 8. Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

           Section 9. Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnity each Director and officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law. If this Section shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each Director and officer to the full extent under applicable law.

         Section 10. Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

        (a) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

         (b) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, tines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

      (c) The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a Director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have wit respect to such constituent corporation if its separate existence had continued.

       (d) References to a "director," "executive officer," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership. joint venture, trust or other enterprise.

       (e) References to "bother enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Bylaw.


                                    ARTICLE IX

                                     NOTICES


         Section 1. Notice to Stockholders. Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, it shall be given in writing, timely and duly deposited in the United States mail, postage prepaid, and addressed to his last known post office address as shown by the stock record of the corporation or its transfer agent.

         Section 2. Notice to Directors. Any notice required to be given to any Director may be given by the method stated in subsection (a), or by overnight delivery service, facsimile, telex or telegram, except that such notice other than one which is delivered personally shall be sent to such address as such Director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such Director.

      Section 3. Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

         Section 4. Time Notices Deemed Given. All notices given by mail or by overnight delivery service, as above provided, shall be deemed to have been given as at the time of mailing, and all notices given by facsimile, telex or telegram shall be deemed to have been given as of the sending time recorded at time of transmission.

         Section 5. Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all Directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

         Section 6. Failure to Receive Notice. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any Director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall nor be affected or extended in any manner by the failure of such stockholder or such Director to receive such notice.

         Section 7. Notice to Person with Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Code of Virginia, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

         Section 8. Notice to Person with Undeliverable Address. Whenever notice is required to be given, under any provision of law or the Certificate of Incorporation or Bylaws of the corporation, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at his address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Code of Virginia, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph.

                                   ARTICLE X

                                   AMENDMENTS

         These Bylaws may be amended or repealed by the vote of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast thereon, at any regular or special meeting of the stockholders, duly convened after notice to the stockholders of that purpose.

                                   ARTICLE XI

                                LOANS TO OFFICERS

         The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a Director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee, or assistance may reasonably be expected to benefit the corporation. The loan, guarantee, or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.